EXHIBIT 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2012 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State or Jurisdiction of Incorporation/Organization

Abu AB	Sweden
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Allegre Puériculture S.A.S.	France
Alltrista Limited	Canada
Alltrista Plastics LLC(1)	Indiana
American Household, Inc.	Delaware
Application des Gaz S.A.S.	France
Australian Coleman, Inc.	Kansas
Bafiges S.A.S.	France
Bernardin Ltd.	Canada
Bicycle Holding, Inc.	Delaware
BIL Grundstucksverwaltungs-GmbH & Co. WEDA KG	Germany
BRK Brands Europe Limited	United Kingdom
BRK Brands, Inc.	Delaware
Camping Gaz CS S.R.O.	Czech Republic
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz International (Portugal) Sociedade Unipessoal, Lda.	Portugal
Camping Gaz Italia S.r.l.	Italy
Camping Gaz (Suisse) SA	Switzerland
Canadian Playing Card Company, Limited	Canada
Cavoma LP	Cayman Island
Cavoma Ltd.	Cayman Island
CC Outlet, Inc.(2)	Delaware
Challenger International SAS	France
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty Limited	Australia
Coleman (Deutschland) GmbH	Germany
Coleman EMEA GmbH	Germany
Coleman Hong Kong Limited	Hong Kong
Coleman International Holdings, LLC	Delaware
Coleman Japan Co., Ltd.	Japan
Coleman Korea Co., Ltd.	Korea
Coleman UK Limited	United Kingdom
Coleman Vostok LLC	Russia
Coleman Worldwide Corporation	Delaware
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Detector Technology Limited	Hong Kong
Dicon Global Inc.	Canada
Dirt Devil Limited	United Kingdom
Dongguan Holmes Electrical Products Co., Ltd.	China
Dongguan HuiXun Electrical Products Co., Ltd.	China

Company	State or Jurisdiction of Incorporation/Organization

Dongguan Raider Motor Co., Ltd.	China
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Envirocooler, LLC	Delaware
Esteem Industries Limited	Hong Kong
Facel SAS	France
First Alert, Inc.	Delaware
Guangzhou Jarden Technical Center	China
Hearthmark, LLC(3)	Delaware
Hinari Limited	United Kingdom
Holmes Motor Corporation	Delaware
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company Limited	Canada
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, LLC	Delaware
Jarden Consumer Solutions (Europe) Limited	United Kingdom
Jarden Consumer Solutions of India Private Limited	India
Jarden del Peru, S.A.C.	Peru
Jarden Lux S.à r.l.	Luxembourg
Jarden Lux II S.à r.l.	Luxembourg
Jarden Lux Finco S.à r.l.	Luxembourg
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Plastic Solutions Limited	United Kingdom
Jarden Receivables, LLC	Delaware
Jarden South Africa Proprietary Limited	South Africa
Jarden Zinc Products, LLC	Indiana
Java Products Corporation	Canada
K-2 Corporation(4)	Indiana
K2 Corporation of Canada	Canada
K2 (Hong Kong), Limited	Hong Kong
K2 Inc.	Delaware
K2 Deutschland Holding GmbH	Germany
K2 Japan Corporation	Japan
K2 Sports Europe GmbH	Germany
K2 (Switzerland) GmbH	Switzerland
Kai Tai Sports Products Manufacturing (Wei Hai) Co., Ltd.	China
Kansas Acquisition Corp.	Delaware
L ’Ets Go SAS	France
L.A. Services, Inc.	Delaware
Laser Acquisition Corp.	Delaware
Lehigh Consumer Products LLC(5)	Delaware
Lifoam Acquisitions, Inc.	Delaware
Lifoam Holdings, Inc.	Delaware
Lifoam Industries, LLC	Delaware
Lifoam Packaging Solutions, LLC	Delaware
Lillo do Brasil Indústria e Comércio de Produtos Infantis Ltda.	Brazil
Loew-Cornell, LLC	Delaware
Madshus A.S.	Norway
Mao Ming Passion Sports Company Limited	China
Mapa Babycare Company Limited	Hong Kong

Company	State or Jurisdiction of Incorporation/Organization

Mapa Babycare (Taiwan) Company Limited	Taiwan
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa S.A.S.	France
Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Polska SPZoo	Poland
Mapa Spontex S.A. de C.V.	Mexico
Mapa Spontex s.r.o.	Czech Republic
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex Trading (Shanghai) Company Limited	China
Mapa Spontex UK Limited	United Kingdom
Mapa Spontex Volf s.r.o. (80%)	Czech Republic
MAPA USA LLC	Delaware
Mapa Virulana S.A.I.C.	Argentina
Marker CZ s.r.o.	Czech Republic
MARKER Deutschland GmbH	Germany
Marker Dalbello Völklski Sports GmbH	Germany
Marker –Völkl –Austria GmbH	Austria
Marker Völkl (International) GmbH	Switzerland
Marker Völkl (International) Sales GmbH	Germany
Marker Volkl France S.A.S.	France
Marker Volkl Japan Co. Ltd.	Japan
Marker Volkl USA, Inc. (6)	New Hampshire
Marmot Mountain, LLC(7)	Delaware
Marmot Mountain of Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany
Marmot Mountain UK Limited	United Kingdom
Miken Sports, LLC	Delaware
Mucambo SA	Brazil
Naipes Heraclio Fournier, S.A.	Spain
New Challenger SAS	France
Nimex Saltillo S.A. de C.V.	Mexico
Nippon Coleman, Inc.	Kansas
NUK USA LLC	Delaware
Oster de Argentina S.A.	Argentina
Oster de Chile Comercializadora Limitada	Chile
Oster de Colombia Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.C.	Peru
Oster Electrodomesticos Iberica, S.L.	Spain
Oster GmbH	Germany
Oster of Canada ULC	Canada
OTG-Cani Denmark A/S (60%)	Denmark
Outdoor Technologies Corporation	Iowa
Outdoor Technologies (Canada) Inc.	Canada
Outdoor Technologies Group Sweden AB	Sweden
Penn Fishing Tackle Mfg. Co.	Pennsylvania
Productos Coleman S.A.	Spain
Pulse Home Products (Holdings) Limited	United Kingdom
Pulse Home Products (Hong King) Limited	Hong Kong
Pure Fishing Asia Co., Ltd.	Taiwan

Company	State or Jurisdiction of Incorporation/Organization

Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing (Guangzhou) Trading Co., Ltd.	China
Pure Fishing (Hong Kong) Co. Limited	Hong Kong
Pure Fishing, Inc. (8)	Iowa
Pure Fishing Finland Oy	Finland
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea
Pure Fishing Malaysia Sdn. Bhd.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Norway A/S	Norway
Pure Fishing (NZ) Limited	New Zealand
Pure Fishing (Thailand) Co., Ltd.	Thailand
Pure Fishing (UK) Ltd.	United Kingdom
QMC Buyer Corp.	Delaware
Quickie De Mexico, S. de R.L. de C.V.	Mexico
Quickie Holdings, Inc.	Delaware
Quickie Manufacturing Corporation	New Jersey
Quoin, LLC	Delaware
Raider Motor Corporation	Bahamas
Rawlings de Costa Rica, S.A.	Costa Rica
Rawlings Japan LLC	Japan
Rawlings Sporting Goods Company, Inc.(9)	Delaware
Rival de Mexico, S.A. de C.V.	Mexico
Sea Striker, LLC	Delaware
SI II, Inc.	Florida
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Shakespeare Company, LLC(10)	Delaware
Shakespeare Conductive Fibers, LLC	Delaware
Shakespeare Europe B.V.	Netherlands
Shakespeare (Hong Kong) Limited	Hong Kong
Shakespeare International Limited	United Kingdom
Shakespeare Monofilament UK Limited	United Kingdom
Shanghai Spontex Trading Company Limited	China
Shenzhen CICAM Manufacturing Co. Limited (51%)	China
Sitca Corporation	Washington
Sobral Invicta da Amazônia Indústria de Plásticos Ltda.	Brazil
Sobral Invicta S.A.	Brazil
Söke D.O.O.	Slovenia
Söke Handels GmbH	Austria
Söke Hungaria Kft	Hungry
Spontex S.A.S.	France
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited	Canada
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam-Oster de Matamoros, S.A. de C.V.	Mexico
Sunbeam Products, Inc.(11)	Delaware
SunCan Holding Corp.	Canada

Company	State or Jurisdiction of Incorporation/Organization

The Coleman Company, Inc.(12)	Delaware
The United States Playing Card Company	Delaware
The United States Playing Card (Macau) Company Limited	Macau
USPC Holding, Inc.	Delaware
USPC Mexico, S.A. de C.V.	Mexico
Vine Mill Limited	United Kingdom
Virumetal SA	Uruguay
viskovita GmbH	Germany
Viva (Consumer Products) Limited	United Kingdom
Völkl GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
The Wallingford Insurance Company Limited	Bermuda

(1)	(DBA) Jarden Plastic Solutions
(2)	(Assumed Name) Coleman Factory Outlet
(3)	(DBA) Jarden Home Brands
(4)	(Assumed Names) 5150, Adio Footwear, Atlas Snow-Shoe Company, Line Traveling Circus, K2 Sports, Morrow, Planet Earth Clothing, Ride Snowboard Company, Tubbs Snowshoes and Zoot Sports
(5)	(DBAs) Leslie-Locke and The Lehigh Group
(6)	(DBA) Volkl Snowboards
(7)	(DBAs) ExOfficio, Ex Officio, Marker and Marker Ltd.
(8)	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
(9)	(DBAs) The Licensed Products Company, Jarden Sports Licensing, Jarden Team Sport, J. deBeer & Son and Uniform Select
(10)	Jarden Applied Materials
(11)	(DBA) Jarden Consumer Solutions
(12)	(DBA) AeroBed Products